Exhibit 99.2


                                     CONSENT



                  I have reviewed the Registration Statement on Form SB-2 relating to the initial public offering of common stock of Showpower, Inc. and hereby consent to be named as a director of Showpower, Inc. upon consummation of its initial public offering and to the references to me under the heading "Management--Executive Officers and Directors" in such Registration Statement.

                                                     /s/ ERIC C. JACKSON
                                                     ---------------------
                                                         Eric C. Jackson

Dated:  March 28, 1998